Exhibit 31.2

I, J. Douglas Cheatham, certify that:

1.             I have reviewed this annual report on Form 10-K/A of Old Second Bancorp, Inc.; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 25, 2010	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice-President and Chief Financial Officer